                                                        DRAFT

                             CONFIRMATION OF BID

                            AND, IF BID ACCEPTED,

                             PURCHASE AGREEMENT

                              FOR PURCHASE OF $

                                      *

                  FIRST MORTGAGE BONDS, SERIES *, *%, DUE *

                                     OF

                      THE NARRAGANSETT ELECTRIC COMPANY

                                                     Date:           , l9__

THE NARRAGANSETT ELECTRIC COMPANY

Ladies and Gentlemen:

      In accordance with the Terms and Conditions referred to in the Public
Invitation for Bids, dated          , 19  , for the purchase of $ * principal
amount of First Mortgage Bonds, Series *, **%, due * (New Bonds), of The Narragansett Electric Company (the Company), the undersigned, acting for and on behalf of the persons, firms, and corporations named in Schedule A hereto (the Bidders), or in its own behalf (the Bidder) if no other person, firm, or corporation is named in Schedule A, hereby confirms to the Company the following bid:

      I. Each of the Bidders severally, and not jointly and severally, or the Bidder, if only one, hereby offers to purchase, subject to the conditions and provisions set forth in the Terms of Purchase annexed as Schedule B hereto, the principal amount of New Bonds set forth opposite its name in Schedule A hereto, aggregating for all Bidders, or for the Bidder, if only one, the principal amount of the offering, as specified by the Company in the notice given pursuant to Section 1 of the Terms and Conditions,

          WITH INTEREST AT THE RATE OF      % PER ANNUM AND AT THE

              PRICE OF       % OF THE PRINCIPAL AMOUNT THEREOF.

      Interest shall accrue from the Closing Date (see Section 6 of Schedule B hereto).

      II. In consideration of the agreements of the Company set forth in the Terms and Conditions, each of the Bidders, or the Bidder, if only one, agrees (a) that the offer of such Bidder included in this Confirmation of Bid shall be irrevocable until four hours after the time designated for the submission of bids, unless sooner rejected by the Company, and (b) if this bid shall be accepted by the Company in the manner provided in the Terms and Conditions, that this bid together with all schedules thereto shall thereupon constitute a Purchase Agreement, effective as of the date of acceptance written below, for the purchase and sale of the New Bonds, subject, however, to such modification of the Purchase Agreement as is contemplated by the Terms and Conditions.

______________________________

      *The series designation, aggregate principal amount, and the year in which the New Bonds mature are as specified by the Company in the notice given pursuant to Section 1 of the Terms and Conditions.

      ** The percentage is the interest rate specified in the accepted bid.

      III. Unless earlier accepted or rejected, this bid will be deemed rejected four hours after the time designated for submission of bids.

      IV. Each of the Bidders, or the Bidder, if only one, acknowledges receipt of a copy of a prospectus relating to the New Bonds, and if such prospectus has been supplemented or amended, a copy of each supplement or amendment.

                                   Very truly yours,


                                   By: ________________________________
                                   Name:
                                   Title:

                                   On behalf of and as Representative(s) of the persons, firms, and corporations listed on Schedule A hereto (except in the case of a single bidder).

Accepted:

THE NARRAGANSETT ELECTRIC COMPANY


By: ______________________________________


Date:             , 19__

         THIS CONFIRMATION OF BID MUST BE SIGNED AND SUBMITTED WITH
                        SCHEDULE A COMPLETED IN FULL.

                                 SCHEDULE A

                                              PRINCIPAL
                                              AMOUNT
NAME                                          OF NEW BONDS




                                              $
























                                              _______________________

                                   TOTAL
                                              _______________________

                                 SCHEDULE B

                              TERMS OF PURCHASE

                                 RELATING TO

                  FIRST MORTGAGE BONDS, SERIES **,  %, DUE

                           ORIGINAL ISSUE DATE***

                                     OF

                      THE NARRAGANSETT ELECTRIC COMPANY

      TERMS OF PURCHASE between The Narragansett Electric Company (the Company), a Rhode Island corporation, and the several Purchasers named in Schedule A to the confirmation of bid (the Confirmation of Bid) to which these Terms of Purchase are attached as Schedule B, the Confirmation of Bid and said Schedules A and B thereto constituting and hereinafter collectively called the Purchase Agreement. (The words "herein" and "hereunder," unless specifically limited, mean "in the Purchase Agreement" and "under the Purchase Agreement," respectively.)

      1. Purchasers and Representative. The term Purchasers as used herein shall mean the several persons, firms, or corporations named in Schedule A to the Confirmation of Bid (including the Representative hereinafter mentioned); and the term Representative as used herein shall be deemed to mean the representative or representatives designated as Representative by, or in the manner authorized by, the Purchasers and who, by submitting the bid as such and by signing the Confirmation of Bid, represent that it or they have been authorized by the Purchasers to enter into this Purchase Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm, or corporation named in said Schedule A, the term Purchasers and the term Representative as used herein shall mean such person, firm, or corporation.

      2. Description of the New Bonds. The Company proposes to issue and sell $** principal amount of its First Mortgage Bonds, Series __, *%, due ** (New Bonds), to be issued under an indenture supplemental to the First Mortgage Indenture and Deed of Trust dated as of September 1, 1944, (as heretofore and hereafter supplemented, the Indenture), from the Company to Rhode Island Hospital Trust National Bank (the Trustee), successor to Rhode Island Hospital Trust Company. The terms and provisions of the New Bonds and of the Indenture are summarized in the registration statement and in the prospectus below mentioned.

      3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

            (a) With respect to the proposed issue and sale of the New Bonds, the Company has filed a registration statement, including as a part thereof a prospectus, under the Securities Act of 1933, as amended (the Securities Act), with the Securities and Exchange Commission (the

__________________________

      * The percentage is the interest rate specified in the accepted bid.

      ** The series designation, aggregate principal amount, and the year in which the New Bonds mature are as specified by the Company in the notice given pursuant to Section 1 of the Terms and Conditions.

      *** Original Issue Date shall be the Closing Date.

      Commission). Said registration statement has become effective, and the prospectus in the registration statement as now effective (the Registration Statement) meets the requirements of section 10(a) of the Securities Act. The Company will file a supplement to the prospectus (the Supplement) with respect to the New Bonds to reflect the results of the bidding pursuant to the rules and regulations under the Securities Act, after giving the Representative an opportunity to examine and make objections of substance to the Supplement. Such examination shall not limit or affect the rights of any Purchaser in respect of any representation, warranty, or covenant of indemnity by the Company herein contained. Before filing any other supplement or amendment to the Registration Statement or the Supplement with respect to the New Bonds, the Company will afford the Representative an opportunity to examine it and any documents incorporated therein and to make objections of substance thereto. The Representative shall have the right to terminate this Purchase Agreement, without liability on the part of any Purchaser, if the Company shall file the Supplement or any other supplement or amendment to the prospectus to which the Representative shall reasonably so object in writing.

            (b) Said prospectus and the Registration Statement have been, and the Supplement and each other supplement or amendment thereto will be, carefully prepared in conformity with the requirements of the Securities Act and the rules, regulations, and releases of the Commission thereunder; the Registration Statement contains all statements which are required to be incorporated or stated therein in accordance with the Securities Act and the rules, regulations, and releases thereunder, and will in all material respects conform to the requirements thereof; said prospectus, as supplemented when the Supplement is filed (the Prospectus), will contain or incorporate therein all statements made in the Registration Statement which the Prospectus is required to contain and will in all material respects conform to the requirements of the Securities Act and the rules, regulations, and releases thereunder; wherever the terms prospectus, Prospectus, registration statement, or Registration Statement are used herein, they shall be deemed to include all documents incorporated by reference therein pursuant to the requirements of Form S-3 under the Securities Act, and such documents incorporated or to be incorporated by reference therein have been or will be prepared and filed with the Commission in a timely manner and in accordance with the provisions of the Securities Exchange Act of 1934 (the Exchange Act) and applicable rules, regulations, and releases thereunder; neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state a material fact which (in the case of the Registration Statement) is required to be incorporated or stated therein or is necessary to make the statements therein or incorporated therein not misleading or which (in the case of the Prospectus) is necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to statements or omissions made in reliance on written information furnished to the Company by the Purchaser, or by and through the Representative on behalf of any Purchaser, or to statements or omissions in the Statement of Eligibility and Qualification of the Trustee under the Indenture.

            (c) The financial statements of the Company included or incorporated by reference in the Registration Statement will be correct and complete and will truly present the financial position of the Company as at the dates stated therein and the results of the operations of the Company for the periods stated therein. The Company had, on the date of the latest financial statements included or incorporated by reference in the Registration Statement, no material liabilities or obligations, fixed or contingent, other than those disclosed in the Registration Statement or such financial statements, and since that date the Company has not incurred any material liabilities or obligations still outstanding, fixed or contingent, other than (i) in the ordinary course of business, (ii) as a result of transactions described in the prospectus included in the Registration Statement, or (iii) short-term borrowings which result in short-term note indebtedness of not exceeding, in the aggregate at any one time outstanding, the limitations then authorized for the Company by the Commission under the Public Utility Holding Company Act of 1935 (the 1935 Act). Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, there has not been any material adverse change in the financial condition of the Company not disclosed in the prospectus included in the Registration Statement. Except as described in said prospectus, there are no proceedings at law or in equity or before any federal or state commission or other public authority the result of which might have a material adverse effect upon the financial condition of the Company.

            (d) Coopers & Lybrand, who have certified certain of the financial statements filed with the Commission, are independent certified public accountants as required by the Securities Act and the rules, regulations, and releases thereunder.

            (e) The consummation of the transactions herein contemplated and the performance by the Company of the terms of this Purchase Agreement will not violate any of the terms, conditions, or provisions of, or constitute a default under, any franchise, indenture, or other contract or agreement to which the Company is now a party or by which the Company or its property may be bound or affected, or the Company's charter, by-laws, or preferred stock provisions, or any order of any court or administrative agency by which the Company is bound.

            (f) The issue and sale of the New Bonds are solely for the purpose of financing the business of the Company.

      4. Information from and Warranties of the Purchasers. Each Purchaser, in addition to other information furnished to the Company for use in the Prospectus, is contemporaneously furnishing and will continue to furnish to the Company through the Representative for use in the Prospectus the information to be stated therein with regard to the public offering to be made by the Purchasers, any further information regarding the Purchasers and such public offering which may be required under the 1935 Act, and all other information required by law in respect of the purchase and sale of the New Bonds. Each Purchaser warrants and represents to the Company, each of the officers and directors of the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each other Purchaser that all information furnished at any time in writing to the Company by such Purchaser, or by or through the Representative on behalf of such Purchaser, for use in the Prospectus, will not contain an untrue statement of a material fact and will not omit to state any material fact which is necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      5. Purchase and Sale of New Bonds. The Company will sell to each Purchaser and each Purchaser will severally purchase from the Company, at the price specified in paragraph I of the Confirmation of Bid, at the time and place, in the manner, and upon the terms and conditions hereinafter set forth, the principal amount of New Bonds set forth opposite its name in Schedule A to the Confirmation of Bid, which amount may be increased in accordance with paragraph (a) of Section 12 hereof and Section 5 of the Terms and Conditions.

      All obligations of the Purchasers hereunder are several, and not joint or joint and several, and nothing herein shall constitute the Purchasers copartners of each other.

      6. Time and Place of Closing; Delivery and Payment. The term Closing Date wherever used herein shall mean the eighth day (or if such day is not a full business day, the next full business day thereafter) following the date hereof, or such later date as shall be specified in the notice referred to in
Section 1 of the Terms and Conditions, or such other date as shall be agreed in writing by the Company and the Representative (subject to postponement in accordance with the provisions of Section 12 hereof).

      Payment for the New Bonds, as provided in Section 5 hereof, shall be made at the principal office of Rhode Island Trust National Bank at 10:00 a.m. Providence time, on the Closing Date. Payment shall be made to the Company or its order in immediately available current-day funds by certified check or checks drawn on, or by official check or checks of, Rhode Island Hospital Trust National Bank, or in Boston Federal Reserve Bank Funds. The Company will reimburse the Purchasers for interest on the amount of such payment at the Federal Reserve Bank Funds from the Closing Date until the next succeeding day. Payment for the New Bonds may also be made by a FedWire electronic funds transfer to The Narragansett Electric Company's bank account, Number 188292 at Rhode Island Hospital Trust National Bank, Providence, Rhode Island, 02903, Transit Routing Number 0115 00337. Such payment shall be made upon delivery of the New Bonds to the Representative for the respective accounts of the Purchasers, such delivery to be made at the offices of BancBoston Trust Company of New York, 55 Broadway, 3rd Floor, New York, New York 10006. The New Bonds will be delivered, at the option of the Company, either in temporary or definitive form. If delivered in temporary form, each will be in the denomination of $1,000, and an exchange of temporary New Bonds for fully-registered New Bonds in definitive form will be made as soon as practicable and without charge to the holders thereof. If delivered in definitive form, the New Bonds will be in fully-registered form and will be registered in such name or names and in such denominations of $1,000 or integral multiples thereof as the Representative may request not later than 10 A.M., Providence time, on the third full business day prior to the Closing Date. If no such direction is received, the New Bonds will be registered in the names of the respective Purchasers in denominations selected by the Company.

      The Company will make such New Bonds available to the Representative for examination at the place of delivery, not later than 2 P.M., Providence time, on the first full business day prior to the Closing Date.

      The Representative, individually and not as the Representative, may (but shall not be obligated to) make payment to the Company for the New Bonds to be purchased by any Purchaser whose funds shall not have been received by the Representative as of the Closing Date, for the account of such Purchaser. Any such payment by the Representative shall not relieve such Purchaser from any of its obligations hereunder, but the Representative shall succeed to the right of the Company to receive the amount of such payment from such Purchaser.

7.    Covenants of the Company.  The Company agrees that:

            (a) The Company will promptly deliver to the Representative a copy of the registration statement with respect to the New Bonds, as originally filed, and of all amendments thereto heretofore or hereafter made, including a copy of each consent and certificate included or incorporated by reference therein or filed as an exhibit thereto (but excluding any other exhibit thereto unless specifically requested by the Representative). The Company will deliver to the Representative in New York or Providence, as requested, as soon as practicable after the filing of the Supplement, and thereafter from time to time during the nine-month period commencing on the date hereof, as many unsigned copies of the Prospectus (as supplemented or amended, if the Company shall have made any supplements or amendments thereto) and any documents incorporated by reference therein as the Representative may reasonably request for purposes contemplated by the Securities Act.

            (b) The Company will advise the Representative immediately by telegraph or other means of communication and confirm the advice in writing:

                 (i)   when the Supplement has been filed;

                 (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the initiation of any proceedings for that purpose, and agrees, if any such stop order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible;

                 (iii) of the issuance by the Commission or the Division of Public Utilities and Carriers of the State of Rhode Island (RIPUC), of any order altering, suspending, supplementing, or otherwise affecting any of their orders permitting the issuance and sale of the New Bonds;

                 (iv) of any action by the Commission which has the effect of eliminating the exemption from the requirement of obtaining an order under the 1935 Act pursuant to Rule 52 promulgated thereunder; and

                 (v) of the commencement of any litigation in connection with the New Bonds against the Company or any of its directors or any signer of the Registration Statement.

            (c) During the six-month period commencing on the effective date of this Purchase Agreement, the Company will use its best efforts, when and as requested by the Representative, to furnish information and otherwise cooperate in qualifying the New Bonds for the purposes of any public offering by the Purchasers under securities or "blue-sky" laws of such states as the Representative may designate; provided that the Company shall not be obligated to qualify as a foreign corporation in, or consent to service of process under the laws of, any state, or to meet other requirements deemed by it to be unduly burdensome. The Company will pay or reimburse the Representative in an aggregate amount not exceeding $3,000 for the filing fees and expenses in connection with any qualification referred to in this paragraph.

            (d) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and the Prospectus and any supplement or amendment thereto, (ii) the issue and delivery of the New Bonds, and (iii) the printing of the Prospectus and any supplement or amendment thereto and the delivery of reasonable quantities of copies thereof to Purchasers. The Company will pay all federal and state taxes (except transfer taxes) on the issue of the New Bonds. The Company shall not, however, be required to pay any amount for the expenses of the Representative or of any Purchasers, except as provided in paragraphs (c) and (e) of this Section. The fees and disbursements of Milbank, Tweed, Hadley & McCloy (the Purchasers' Counsel) shall be paid by the Purchasers, except as provided in paragraph (e) of this Section; and in the event that the fees of Purchasers' Counsel shall be reduced from the amount stated by such counsel to the Representative, an amount equal to such reduction shall be paid to the Company by or on behalf of the Purchasers.

            (e) If the Purchase Agreement shall be terminated pursuant to any of the provisions hereof, the Company will pay the reasonable fees and disbursements of Purchasers' Counsel and the filing fees and expenses referred to in paragraph (c) of this Section. If the Purchasers shall not take up and pay for the New Bonds due to the failure of the Company to comply with any of the conditions specified in

      Section 8 hereof, the Company will reimburse the Purchasers in an aggregate amount not exceeding $2,000 for their reasonable out-of-pocket expenses incurred in connection with the financing contemplated by this Purchase Agreement. The Company shall not in any event be liable to any of the Purchasers for damages on account of loss of anticipated profits.

            (f) During the nine-month period commencing on the date hereof, if any event known to the Company or of which the Company shall be advised by the Representative shall occur which should be set forth in a supplement to or an amendment of the Prospectus or in any document to be incorporated by reference therein in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will so advise the Representative and, upon request from the Representative, will forthwith at the Company's expense, or at the expense of the Purchasers if the only event occasioning the supplement or amendment is a change in the purchasing or distribution arrangements, prepare and furnish to the Representative (in form satisfactory to Purchasers' Counsel) a reasonable number of copies of a supplemented or amended prospectus or the document incorporated therein or, at the option of the Company, a reasonable number of appropriate supplements to be attached to the Prospectus, so that the Prospectus as supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. In case any Purchaser is required to deliver a prospectus descriptive of the New Bonds more than nine months after the date hereof, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Purchaser, a reasonable quantity of copies of a supplemented or amended prospectus meeting the requirements of section 10(a) of the Securities Act.

            (g) The Company will make generally available to its security holders, as soon as practicable, an earnings statement (which need not be certified) covering a twelve-month period commencing subsequent to the date hereof, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

      8. Conditions of Purchasers' Obligations. The obligations of the several Purchasers to purchase and pay for the New Bonds shall be subject to the performance by the Company of its obligations hereunder and the following conditions:

            (a) Prior to 7 P.M., Providence time, on the date hereof, the Indenture shall have been qualified under the Trust Indenture Act of 1939, there shall have been issued an order of the RIPUC, to the extent that it has jurisdiction, permitting the issuance and sale of the New Bonds, and at such time and on the Closing Date such orders shall not contain any provision which, in the opinion of the Representative or the Company, is unduly burdensome to the Company, it being understood that such orders as are now in effect do not contain any such unduly burdensome provision.

            (b) All legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the New Bonds shall be satisfactory to Purchasers' Counsel. Prior to or concurrently with the delivery of the New Bonds, the Representative shall have received the following opinions and letter, with printed or duplicated copies thereof for each of the Purchasers, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Purchasers' Counsel:

                 (i) Opinion of Edwards & Angell, special counsel for the Company, substantially in the form attached hereto as Exhibit 1;

                 (ii) Opinion of Robert King Wulff, Esq. and/or Kirk L. Ramsauer, Esq., counsel for the Company, substantially in the form attached hereto as Exhibit 2;

                 (iii) Opinion of Purchasers' Counsel substantially in the
            form attached hereto as Exhibit 3; and

                 (iv) Letter of Coopers & Lybrand, dated the Closing Date and addressed to the Company and to the Representative, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and stating in effect:

                       (1) that in their opinion the financial statements and financial statement schedules (included or incorporated by reference in the Registration Statement) examined by them as stated in their report (incorporated by reference in the Registration Statement) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and of the published rules and regulations thereunder;

                       (2) that on the basis of reading the minutes of the meetings of the stockholders and the Board of Directors of the Company held during any period subsequent to 1992, and not covered by the Financial Statements referred to in paragraph (1) of this clause, as set forth in the minute books through a specified date not more than five business days prior to the date of their letter, a reading of the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, and inquiries of officials of the Company who have responsibility for financial and accounting matters (which procedures do not constitute an examination made in accordance with generally accepted auditing standards), they agree that, if any unaudited amounts of total operating revenue and net income are set forth or incorporated by reference in the Registration Statement, including amounts set forth under "Selected Financial Information," they agree with the corresponding amounts set forth in the unaudited financial statements for that period. Those officials of the Company who have responsibility for financial and accounting matters stated that:

                       (A) that the unaudited financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder, and that said financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement,

                       (B) that, during the period from the date of the latest financial statements incorporated by reference in the Registration Statement through a specified date not more than five business days prior to the date of their letter, there was no change in the capital stock and no increase in long-term debt of the Company, except in all instances as set forth or incorporated in or contemplated by the Prospectus; and

                       (3) that they have compared the dollar amounts contained in Exhibit 12 (Computation of Ratio of Earnings to Fixed Charges) to the Registration Statement with such dollar amounts derived from the unaudited financial statements incorporated by reference in the Registration Statement, general accounting records of the Company or from schedules prepared by the Company or derived directly from such records or schedules by analysis or computation, and have found such dollar amounts to be in agreement, and have recalculated the ratios contained in Exhibit 12 and have found the calculation of such ratios to be mathematically correct, except in each case as otherwise stated in said letter.

            (c)  At the time of the delivery of the New Bonds:

                 (i) no stop order suspending the effectiveness of the Registration Statement shall have been entered and be in effect, no proceeding for that purpose shall be pending, and any request on the part of the Commission for amendments or additional information shall have been complied with to its satisfaction;

                 (ii) the orders referred to in paragraph (a) of this Section shall remain in force and effect; and

                 (iii) the representations and warranties of the Company
            herein shall be true and correct;

      and the Representative shall have received a certificate signed by an officer of the Company to such effect, to the best of his knowledge, information, and belief.

      If any provision of this Section is not fulfilled at or prior to the delivery of the New Bonds, this Purchase Agreement may be terminated by the Representative (with the consent of Purchasers, including the Representative, who have agreed to purchase in the aggregate 50% or more in principal amount of the New Bonds) upon delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (e) of Section 7.

      9. Conditions of the Company's Obligation. The obligation of the Company to deliver the New Bonds is subject to the following conditions:

            (a)  The conditions set forth in paragraphs (a), (c)(i), and
      (c)(iii) of Section 8 hereof.

            (b) Concurrently with the delivery of the New Bonds, the Company shall receive the full purchase price for all of the New Bonds.

      If any provision of this Section is not fulfilled at or prior to the delivery of the New Bonds, this Purchase Agreement may be terminated by the Company, by written notice delivered to the Representative. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (e) of Section 7.

      10. Termination. This Purchase Agreement may be terminated at any time prior to the Closing Date by the Representative (with the consent of Purchasers including the Representative who have agreed to purchase in the aggregate 50% or more in principal amount of the New Bonds), upon notice thereof to the Company, if prior to such time (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange or there shall have been established by the New York Stock Exchange, the Commission, or any Federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, (b) a banking moratorium shall have been declared either by Federal or New York State authorities, or (c) there shall have occurred the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (c) in the judgement of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the New Bonds on the terms and in the manner contemplated by the Prospectus.

      Any termination of this Purchase Agreement pursuant to this Section shall be without liability of any party to any other party, except as otherwise provided in paragraph (e) of Section 7.

      11.   Indemnification.

            (a) The term Bidding Prospectus as used in this Section 11 shall mean the prospectus included in the registration statement on the date of its initial effectiveness and such prospectus as and if amended or supplemented prior to the date this Purchase Agreement becomes effective and shall also include all preliminary prospectuses. The terms Registration Statement and Prospectus as used in this Section 11 shall mean said documents as defined, respectively, in Sections 3(a) and 3(b) hereof and shall also include each and every amendment of and supplement to said documents, respectively, furnished by the Company to the Purchasers or to the Representative for distribution to the Purchasers. No indemnity by the Company hereunder shall apply in respect of (i) any Prospectus or Bidding Prospectus used at a time not authorized under the Securities Act or this Purchase Agreement, (ii) any Prospectus or Bidding Prospectus used in unamended or unsupplemented form after the same has been amended or supplemented, provided the Company has supplied such amendment or supplement to the Purchasers or to the Representative for distribution to the Purchasers, or (iii) any Purchaser, or any person controlling such Purchaser, on account of any loss, claim, or liability arising by reason of any person acquiring any of the New Bonds, if a copy of the Prospectus has not been sent or given by a Purchaser or a securities dealer to such person with or prior to the written confirmation of the sale involved. No use of any Bidding Prospectus is authorized after the acceptance by the Company of the bid.

            (b) The Company will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act against any loss, claim, or liability, joint or several (including the reasonable cost of investigating or defending any such alleged loss, claim, or liability and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any of the New Bonds, on the ground that the Registration Statement, the Prospectus, or the Bidding Prospectus includes or included an untrue statement of a material fact or omits or omitted to state a material fact which (in the case of the Registration Statement or the registration statement as now effective) is or was required to be stated therein or is or was necessary to make the statements therein not misleading or which (in the case of the Prospectus or the Bidding Prospectus) is or was necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon written information furnished to the Company by any Purchaser, or by and through the Representative on behalf of any Purchaser, for use therein, or unless such statement or omission shall occur in the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture. For purposes of the foregoing, no Purchaser shall be deemed to be required to send or give a copy of documents incorporated by reference in the Prospectus to any person with or prior to the written confirmation of the sale involved in order to be entitled to the benefits of the indemnification provided for herein. Upon commencement of any such suit, if any Purchaser or any such controlling person wishes to make a claim in respect thereof against the Company under its agreement herein contained, such Purchaser or such controlling person, as the case may be, shall, within thirty days after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Purchaser or upon such controlling person (or after he shall have received notice of such service on any designated agent), give notice in writing of such suit to the Company; but failure so to notify the Company shall not relieve it from any liability which it may have to the person against whom such suit is brought, otherwise than on account of its indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any such suit, and, if the Company elects to assume the defense, the defendant or defendants therein will be entitled to participate in the defense but shall bear the fees and expenses of any additional counsel retained by them, unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (c) Each Purchaser will indemnify and hold harmless the Company and each of its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the Company in the foregoing paragraph (b) agrees to indemnify and hold harmless each Purchaser, but only with respect to any written information furnished to the Company by such Purchaser, or by and through the Representative on behalf of such Purchaser, for use in the Prospectus. If any action shall be brought hereunder against the Company or any such officer, director, or controlling person, such Purchaser shall have the rights and duties given to the Company by paragraph (b), and the Company or such officer, director, or controlling person shall have the rights and duties given to such Purchaser by said paragraph.

            (d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchaser on the other but also the relative fault of the Company on the one hand and of the Purchaser on the other in connection with the statement or omission that resulted in such loss, claim, or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by the Purchaser on the other in connection with the offering shall be deemed to be in the same proportion as the total net proceeds from the offering, before deducting expenses, received by the Company bear to the total underwriting discounts or commissions, if any, received by all of the Purchasers, in each case as set forth in the table on the cover page of the Prospectus. If there are no such underwriting discounts or commissions so set forth, the relative benefits received by the Purchaser shall be the difference between the price received by the Purchaser upon sale of the New Bonds and the price paid for the New Bonds pursuant to this Purchase Agreement. The relative fault of the Company on the one hand and of the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The indemnities contained in this Section and all the representations and warranties contained in this Purchase Agreement shall survive the delivery of the New Bonds.

      12.   Substitution of Purchasers.

            (a) If one or more Purchasers fail or refuse to take up and pay for the entire principal amount of New Bonds that it or they agreed to purchase under this Purchase Agreement and the aggregate principal amount of New Bonds which all such defaulting Purchasers shall have failed to purchase does not exceed ten percent of the aggregate principal amount of the New Bonds, the nondefaulting Purchasers shall have the right and are obligated severally to take up and pay for (in addition to the principal amounts of New Bonds set forth opposite their respective names in Schedule A to the Confirmation of Bid) the total principal amount of New Bonds agreed to be purchased by all such defaulting Purchasers in the respective proportions which the principal amounts set forth opposite the names of the nondefaulting Purchasers in Schedule A bear to the aggregate principal amount so set forth opposite the names of all such nondefaulting Purchasers; provided, however, that no New Bonds of denominations smaller than $1,000 are to be delivered and, if New Bonds of smaller denominations would result from the aforesaid proportions, such smaller denominations shall be combined and the resulting $1,000 note or notes shall be delivered to, and shall be purchased by, such Purchaser or Purchasers as the Representative shall designate. In such event, the Representative, for the accounts of the several nondefaulting Purchasers, may take up and pay for all or any part of such principal amount of New Bonds to be purchased by each remaining Purchaser under this paragraph and, in order to effect necessary changes in the Registration Statement, Prospectus, and other documents and arrangements, may postpone the Closing Date not more than four full business days.

            (b) If one or more of the Purchasers shall fail or refuse to take up and pay for the entire principal amount of New Bonds which he or they have agreed to purchase under this Purchase Agreement and the aggregate principal amount of New Bonds which all such defaulting Purchasers shall have failed to purchase exceeds ten percent of the aggregate principal amount of the New Bonds, the nondefaulting Purchasers, or any one or more of them, at 10 A.M., Providence time, on the Closing Date or within 24 hours thereafter, shall have the right to take up and pay for (in such proportion as may be agreed upon among them so long as no New Bonds of denominations smaller than $1,000 are to be delivered), or to substitute another Purchaser or Purchasers to take up and pay for, the total principal amount of New Bonds agreed to be purchased by all such defaulting Purchasers. In the event that the nondefaulting Purchasers shall not take up and pay for all the New Bonds which the defaulting Purchasers shall have agreed but failed to purchase, or substitute another Purchaser or Purchasers, as aforesaid, the Company shall have the privilege of finding and substituting within a further 24-hour period another Purchaser or Purchasers to purchase the principal amount of New Bonds which the defaulting Purchasers agreed but failed to purchase. (The term Purchaser as used in this Purchase Agreement shall refer to and include each Purchaser substituted under this paragraph with the same effect as if said substituted Purchaser had originally been named in Schedule A to the Confirmation of Bid.) In any such case, either the Company or the Representative shall have the right to postpone the Closing Date not more than seven full business days, in order that necessary changes in the Registration Statement, the Prospectus, and any other documents and arrangements may be effected.
      If said nondefaulting Purchasers shall not take up and pay for such principal amount of New Bonds, or substitute another Purchaser or Purchasers therefor, and the Company shall not substitute another Purchaser or Purchasers therefor, all as aforesaid, then this Purchase Agreement shall terminate without any liability on the part of the Company (except as otherwise provided in paragraph (e) of Section 7) or of any nondefaulting Purchaser. Nothing contained in this paragraph shall obligate any Purchaser to purchase or find purchasers for any principal amount of New Bonds in excess of the amount agreed to be purchased by such Purchaser under the terms of Section 5, nor shall anything in this paragraph relieve any defaulting Purchaser of any liability to the Company which it might otherwise have.

      13. Persons Entitled to Benefit of Purchase Agreement. This Purchase Agreement shall inure to the benefit of the Company and the Purchasers (and, as to the provisions of Section 11, the other persons indemnified thereunder) and their respective successors and assigns. Nothing in this Purchase Agreement is intended or shall be construed to give to any other person, firm, or corporation any legal or equitable right, remedy, or claim under or in respect of this Purchase Agreement or any provision herein contained. The term "successors and assigns" as used in this Purchase Agreement shall not include any purchaser, as such purchaser, of any of the New Bonds from any of the Purchasers.

      14. Notices. Any request, consent, notice, or other communication on behalf of the Purchasers shall be given in writing by the Representative addressed to the Treasurer of the Company at 25 Research Drive, Westborough, Massachusetts 01582, and any notice or other communication by the Company to the Purchasers shall be given in writing to the Representative, at its address stated in the Questionnaire furnished pursuant to Section 2 of the Terms and Conditions.

      15. Effectiveness of Purchase Agreement. The date on which this Purchase Agreement is effective is the date stated by the Company in the written acceptance of the Bid.

      16. Governing Law. This Purchase Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      17. Counterparts. This Purchase Agreement may be executed by one or more of the parties hereto in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                                             Exhibit 1 to Terms of Purchase


                          PROPOSED FORM OF OPINION
                                     OF

                              EDWARDS & ANGELL

                          ONE HOSPITAL TRUST PLAZA

                       PROVIDENCE, RHODE ISLAND 02903

                                                   _________________ , 19__

As Representatives of the Several Purchasers

      Re:   THE NARRAGANSETT ELECTRIC COMPANY
            First Mortgage Bonds Series __, ___ %, due ________

Dear Sirs:

      At the request of The Narragansett Electric Company, we submit the following opinion as to its franchises. The Narragansett Electric Company (originally incorporated under the name of "United Electric Power Company") acquired in 1927 all of the assets and franchises of The Narragansett Electric Lighting Company. Since then it has acquired in 1936 all the property, assets, plant and business of South County Public Service Company, Tiverton Electric Light Company, Bristol County Gas and Electric Company, and East Greenwich Electric Company and, in August, 1950, all the property, assets, plant and business of Rhode Island Power Transmission Company. In connection with such acquisitions, The Narragansett Electric Company became entitled to exercise and enjoy all the rights, powers, easements, privileges and franchises theretofore exercised and enjoyed by said corporations with respect to the property, assets, plant and business acquired from them respectively. It has also acquired certain other utility property, but the franchises, if any, acquired in connection therewith are unimportant.

      Article IX of the amendments to the Constitution of the State of Rhode Island, adopted in November, 1892, limits the power of the General Assembly to provide for the creation of corporations by general law so that no corporation shall be created with the power to exercise the right of eminent domain or to acquire franchises in the streets and highways of towns and cities except by special act, on notice as required by law. The charters of The Narragansett Electric Company and of the various corporations whose property, assets and franchises were acquired by The Narragansett Electric Company as aforesaid, were granted by special acts of the General Assembly, on such requisite notice. Said charters and all amendments thereto we have duly examined. We are of the opinion that The Narragansett Electric Company is now a duly existing corporation.

      We are familiar with the proceedings incident to the acquisition by The Narragansett Electric Company of the property, assets and franchises of (1) The Narragansett Electric Lighting Company in 1927, (2) the several other corporations referred to above in 1936 and (3) Rhode Island Power Transmission Company in 1950. We have examined certified copies of the orders by the Division of Public Utilities, Department of Revenue and Regulation (originally called "Department of Taxation and Regulation"), of the State of Rhode Island, consenting to and approving the purchase and acquisition of the property, assets, plant and business of South County Public Service Company, Bristol County Gas and Electric Company, Tiverton Electric Light Company and East Greenwich Electric Company and of the order by the Public Utility Administrator, Department of Business Regulation (who succeeded to the powers and authority of the Division of Public Utilities, Department of Revenue and Regulation, as hereinafter set forth) consenting to and approving the purchase from Rhode Island Power Transmission Company of all of its property, assets, plant and business, in compliance with the provisions of Section 39-3-24 of the General Laws (1956). We have been advised that the Federal Power

Commission (now called the "Federal Energy Regulatory Commission") consented to the acquisition by The Narragansett Electric Company of the facilities of South County Public Service Company, Tiverton Electric Light Company and Rhode Island Power Transmission Company and that no such consent was necessary in connection with the transfers from Bristol County Gas and Electric Company and East Greenwich Electric Company.

      We are of the opinion, based on the foregoing information, that The Narragansett Electric Company validly acquired the property, assets, plant and business of the above-mentioned corporations and is entitled to exercise and enjoy all of the right, powers, easements, privileges and franchises theretofore exercised and enjoyed by said corporations with respect to the property, assets, plant and business purchased from them respectively by The Narragansett Electric Company and that The Narragansett Electric Company has succeeded to the rights and obligations of said corporations with respect to operation in the towns and cities in Rhode Island where said corporations carried on business under and pursuant to their respective charters prior to said acquisition.

      The original and amended charters of The Narragansett Electric Lighting Company and of said corporations, all the property, assets, plant and business of which were acquired as aforesaid, contain, among other matters, provisions substantially similar in effect purporting to grant rights, with the consent, or under the direction of the respective town and city councils and subject to their ordinances, to install and maintain in the several towns and cities in Rhode Island in the case of The Narragansett Electric Lighting Company and in certain specific towns and cities in the case of the others of said corporations, wires and conductors of electricity under and over highways, streets and sidewalks for the purpose of selling and distributing electricity for lighting, heating and other purposes.

      The charter, as amended, of Bristol County Gas and Electric Company contained provisions, among other matters, purporting in effect to grant the right to carry on an electrical business and, with the consent of town councils, to install wires and poles in, under and over highways, streets, bridges and sidewalks in towns where it operates, subject to ordinances, regulations and orders of the respective town councils. By the charters of certain corporations (the rights of which Bristol County Gas and Electric Company subsequently acquired) similar rights were provided for in the Town of Bristol, with the consent of the Town Council, as to wires for electricity.

      The charter of Rhode Island Power Transmission Company provided, among other matters, for the right to string and maintain its wires across highways, streets, etc., subject to reasonable regulations required for public safety by the city or town councils of the cities or towns where the same are located or the State Board of Public Roads if a state highway. It also provided that the corporation, with the consent of the city or town councils or the State Board of Public Roads (as to state highways) might put up, lay, maintain, repair and use poles, transmission lines, wires, conductors, conduits and other appurtenances in, through, along, over and under highways, streets, bridges and other public places, subject to reasonable regulations of the town and city councils or, in case of state highways, the State Board of Public Roads. Prior consent of the City of Providence is required before crossing highways, streets or public places in the City of Providence. We are informed that Rhode Island Power Transmission had no locations and crossed no highways within the City of Providence; that wherever its wires crossed highways elsewhere it had observed all applicable regulations of the regulatory body having jurisdiction; that its locations were entirely on private rights of way, except for (1) certain poles in streets in Lincoln and Pawtucket on its main line between the former Hazel Street Substation and the North Providence town line, and (2) a spare circuit line leased from another utility extending along several Pawtucket streets from the Pawtucket No. 1 Station to the East Providence town line; that said poles and spare circuit line referred to in
(2) above have been so used and operated for more than twenty years without objection from the City of Pawtucket; that the aforesaid poles in streets on said main line may be relocated in part on property owned or controlled by The Narragansett Electric Company, as successor to Rhode Island Power Transmission Company, and in part on rights of way which it may acquire over other private property so as to continue its present service; and that said spare circuit line (transmitting current for distribution in East Providence) might, if necessary, be discontinued without substantially interfering with such distribution, other means therefor being available over other portions of the company's lines and connections. Under these circumstances we have not deemed it necessary to consider in detail whether any objection to these transmission line locations on and along said Lincoln and Pawtucket streets, if hereafter made by any public authority, would have any legal standing.

      We have examined copies of various votes or special ordinances of, or contracts with, cities or towns approved by the town and city councils from time to time in principal towns and cities in Rhode Island within which The Narragansett Electric Company now distributes electricity. These votes, contracts or ordinances evidence either general express consent to operation either by that company or by one or more of the companies, the property, assets, plant and business of which have been acquired as aforesaid, within such towns or cities and to the use of streets therein for the purposes of such business or consent for specific street locations therein, or contain provisions reciting due authority to operate and/or use the streets generally as aforesaid, or otherwise indicate a general recognition of, and acquiescence in, such operation and use. Furthermore, we are informed that The Narragansett Electric Company secured in 1935 blanket consents from all of the city and town councils in all towns and cities of the State (other than the City of Providence where it was believed to be unnecessary because of specific consents already obtained) in which it was doing business, approving its then locations of all its poles, wires and conductors within such towns and cities. We have not attempted to examine all of these consents, but have examined some of them as to form, which we believe to be adequate.

      We are informed that for a number of years it has been the practice of The Narragansett Electric Lighting Company and the other predecessors in title of The Narragansett Electric Company to apply for and obtain specific consents (the form of which we have examined and believe to be adequate) from or under the authority of all such town and city councils for additional locations in streets as the need therefor arose to making openings in the public highways for such purpose, and that this practice has been continued by The Narragansett Electric Company down to the present time. We are further informed that all cities and towns in Rhode Island wherein The Narragansett Electric Company now operates, as aforesaid, have acquiesced in such operation by it and/or by one or more of its predecessors and in the use by it or them of streets and highways therein for the purposes of such operation without objection for a number of years.

      By a special act of the General Assembly of the State of Rhode Island, approved on May 6, 1964, The Narragansett Electric Company was, by amendment to its charter, granted the power of eminent domain in perpetuity for use with respect to electric lines of 11,000 volts or more, subject to certain conditions, limitations and exceptions specified in said special act.

      We have duly examined the Rhode Island statutes affecting the rights, privileges, franchises, elements and obligations of The Narragansett Electric Company. By statute it is provided that in any town or city in Rhode Island where a corporation created for the purpose of producing, selling and distributing electricity for light, heat or motive-power is in actual use and enjoyment of rights in streets and highways, the control of the town or city council is so far limited that it may not grant an exclusive right or franchise therein to any other corporation created for the same purpose, and in such communities where more than one corporation is in such actual use and enjoyment the council may not grant an exclusive franchise to either corporation except with the consent of the other. (Section 39-17-2 of the General Laws, 1956.) It is further provided that the location of all transmission lines, poles, piers, abutments, conduits, manholes, vaults and other fixtures for electricity use by Rhode Island public utilities is validated as of May 19, 1982. (Section 39-1-30.1 of the General Laws, 1956.) It is also provided that no public utility may furnish or sell electricity (except to another public utility) in any town or city in which it or a utility to which it is a successor was not, on or prior to March 1, 1926, furnishing such service to the public generally and in which any other utility is furnishing such service, unless it shall first obtain from the Division of Public Utilities (the powers and duties of which, as hereinafter stated, are now vested in the Public Utilities Commission or, under certain circumstances, the Administrator of the Division of Public Utilities and Carriers, Department of Business Regulation) a certificate of public convenience and necessity. (Section 39-3-1 of the General Laws, 1956.) We are informed that on and prior to March 1, 1926, The Narragansett Electric Lighting Company, or one of the other corporations above-named, the property, assets, plant and business of which have been acquired by The Narragansett Electric Company, was actually furnishing to the public generally electric service in the same towns and cities now served by The Narragansett Electric Company.

      We are of the opinion that under the provisions of the Administrative Code Act adopted in 1935 (P.L. May Session, 1935, Chapter 2250) and the Administrative Act of 1939 (P.L. 1939, Chapter 660), as amended, the Department of Public Works succeeded to the powers of the State Board of Public Roads under the provisions of the charter of the Rhode Island Power Transmission Company above referred to and that pursuant to Section 2 of Chapter 111, P.L. 1970, the powers of the Department of Public Works became vested in the Department of Transportation, that by the Administrative Act of 1939, as amended (particularly by Sec. 2 of Chapter 2174, P.L. 1949) the powers and duties of the Division of Public Utilities above referred to became vested in the Public Utility Administrator, Department of Business Regulation, and that by Section 1 of Chapter 240, P.L. 1969, the duties of the Public Utility Administrator, Department of Business Regulation, are now vested in the Public Utilities Commission or, under certain circumstances, the Administrator of the Division of Public Utilities and Carriers, Department of Business Regulation. The above-mentioned statutes do not purport to modify the powers or regulation previously vested in the State Board of Public Roads or the Division of Public Utilities, nor do they purport to modify substantive rights or obligations.

      Based upon the examination made and the information received by us as aforesaid and with the qualifications aforesaid, it is our opinion (1) that the terms and requirements of all regulatory ordinances now in effect and brought to our attention affecting The Narragansett Electric Company are reasonable; (2) that so long as the charter of said corporation and the statutes herein before referred to remain effective, said corporation may not be excluded by ordinance or administrative regulation from operating within the towns and cities within the State of Rhode Island where it now operates under the authority of its charter, although it may be required to make reasonable changes of location of wires, poles, and other apparatus located in, on, over or across streets or highways; (3) that at the present time The Narragansett Electric Company is free from burdensome restrictions affecting franchises and has rights adequate to carry on the business now conducted by it in said cities and towns; (4) that said business has been and is being conducted with the consent, either express or implied, of the city and town councils of said towns or cities where such consent is required under said charter; (5) that The Narragansett Electric Company has indeterminate rights adequate for the continued use of streets and highways in said cities and towns for wires and conductors of electricity subject to reasonable regulations; and (6) that the franchise situation of The Narragansett Electric Company is satisfactory and that its said rights afford reasonable protection to the holders of securities of The Narragansett Electric Company and to that Company in operating its authorized business in Rhode Island.

                                   Very truly yours,



                                   EDWARDS & ANGELL

                                             Exhibit 2 to Terms of Purchase

                          PROPOSED FORM OF OPINION

                                     OF

                           COUNSEL FOR THE COMPANY

                                                     _______________ , 19__

As Representative of the Several Purchasers

      Re:   THE NARRAGANSETT ELECTRIC COMPANY
            First Mortgage Bonds Series __, ____ %, due ____

Dear Representatives:

      We have acted as counsel for The Narragansett Electric Company (the Company) in connection with the issue by it of $_________ principal amount of First Mortgage Bonds, Series __, __%, due ____ (New Bonds), and are therefore familiar with the proceedings taken in connection therewith. The Company is a subsidiary of New England Electric System.

      This opinion is furnished to you pursuant to Section 8(b)(ii) of the Purchase Agreement which became effective on ________________, 19__, between you as purchaser of the New Bonds and the Company and is being delivered on the Closing Date referred to therein, concurrently with said issue of New Bonds.

      The New Bonds are being issued under a First Mortgage Indenture and Deed of Trust dated as of September 1, 1944 (the Original Indenture), as supplemented and amended by an __________ Supplemental Indenture dated as of ___________, 19__, and previous supplemental indentures (the Original Indenture and all supplemental indentures being collectively referred to herein as the Indenture).

      We are of opinion that:

      1. The Company is a corporation validly organized and duly existing under special charter granted by the State of Rhode Island.

      2. The Company had full power and authority to accept your bid for the New Bonds, and the Purchase Agreement has been duly authorized, executed, and delivered by the Company.

      3. The Company had corporate power proper and adequate for making the Indenture which was duly executed and delivered in accordance with proper authority from the stockholders and directors of the Company. The __________ Supplemental Indenture, including Schedule I thereto, contains a correct and adequate description of the real estate, rights or interests in real estate, and fixed property of the Company acquired up to ____________, 19__, and not included in the Original Indenture or the previous supplemental indentures, and now owned of record, except for the properties expressly excluded from the Indenture.

      4. All filings and recordings of or in respect of the Indenture have been duly made where such filings and recordings are necessary for the preservation or protection of the lien thereof, and the Indenture is a valid, binding, and enforceable instrument subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to the effects of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      5. The Company has corporate power proper and adequate for the execution and issuance of the New Bonds under the Indenture in the initial aggregate principal amount of $____________, and in accordance with due authorization from the stockholders and directors of the Company and based in part upon certificates by an officer of the Company and by an officer of the Trustee under the Indenture as to execution, certification, and delivery, said $____________ principal amount of New Bonds have been duly issued and are valid and binding obligations of the Company and entitled to the benefits and security of the Indenture.

      6. Said New Bonds are secured by a direct first mortgage lien on substantially all the properties and franchises now owned by the Company, subject to the property specifically excepted in the granting clauses of, and to the liens permitted by, the Indenture, including the prior lien of the Trustee for compensation, expenses, and liabilities; and, except as aforesaid, there is no existing indebtedness secured by lien on the property securing such New Bonds ranking prior to or on a parity with the lien securing such New Bonds.

      7. The property specifically described as mortgaged property in the Indenture constitutes substantially all of the property owned by the Company and used by, or useful to, it in its business, except for the property expressly excepted from the Indenture. None of the real estate and rights in real estate described in the schedules to the Indenture and which constitute the principal properties of the Company is excluded from the lien of the Indenture by virtue of the provisions of clause (b) under "Reservations and Exceptions" in the Original Indenture and the First through __________ Supplemental Indentures, and as to the remainder of the properties described in said schedules the exclusions, if any, by virtue of said clause (b) are minor.

      8. Other than as described in the Prospectus, including all documents incorporated therein by reference, the principal generating stations of the Company are in general on land owned by the Company, the balance being upon land of others pursuant to lease or other arrangements. As to the other properties described in the schedules to the Indenture and indicated therein as owned by the Company, being principally electric lines and related equipment, they are in general not on land owned in fee, being in substantial part located on, over, or under public streets or highways and in part on land owned by others over which the Company has easements or rights of way. A majority of the poles of the distribution system are owned jointly with others, principally telephone companies. The Company's title to such properties is free from any material defects of record except current taxes, the mortgage of the Indenture, and such liens, encumbrances, and other defects as are set forth or are referred to in the Indenture, and in respect to said easement interests in real estate (which consist principally of transmission and distribution line rights of way) such rights, with minor exceptions, are perpetual or without limit of time.

      9. With respect to the issue and sale of the New Bonds, an appropriate order has been issued by the Division of Public Utilities and Carriers of the State of Rhode Island, to the extent it has jurisdiction, authorizing the issue and sale of the New Bonds and the mortgage by the Company of its properties, and said order remains, to the best of our knowledge, in effect at this date; the Company is exempted by Rule 52 under the Public Utility Holding Company Act of l935 (the l935 Act) from the requirement of an order of the Securities and Exchange Commission (the Commission). The Indenture has been qualified under the Trust Indenture Act of 1939; the Registration Statement referred to below has become effective under the Securities Act of 1933, as amended (the Securities Act); said order and said Registration Statement remain, to the best of our knowledge, in effect at this date; and no other approval, consent, or action of any governmental or regulatory authority is required for the issue and sale of the New Bonds or the carrying out of the provisions of the Purchase Agreement (except under the so-called blue-sky or securities laws of the several states in connection with sales by you and others of the New Bonds, the applicability of which we have not considered and as to which we express no opinion).

      10. The statements upon our authority made or incorporated by reference in the registration statement, as amended by all amendments thereto, filed with the Securities and Exchange Commission under the Securities Act (the Registration Statement) and in the prospectus dated _____________, 19__, as supplemented by the prospectus supplement dated _________________, 19__, relating to the New Bonds (the Prospectus) are correct; the Registration Statement and the Prospectus, including all documents incorporated by reference therein in accordance with the requirements of Form S-3 under the Securities Act (except for the financial statements contained or incorporated by reference therein, as to which we express no opinion), comply as to form in all material respects with the relevant requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and of the applicable rules, regulations, and releases of the Securities and Exchange Commission thereunder; and the New Bonds conform to the description thereof in the Registration Statement and Prospectus. While we have not made a detailed review of the accuracy or completeness of other information in, or incorporated in, the Registration Statement and Prospectus and assume no responsibility therefor, nothing has come to our attention which leads us to believe that either the Registration Statement or Prospectus, or the documents incorporated by reference therein, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      The above opinion, insofar as it relates to mortgaging of franchises, relates to the mortgaging of secondary franchises and not to the mortgaging of the Company's primary franchise to be a corporation. The above opinion insofar as it relates to the execution and delivery of the Original Indenture and certain supplemental indentures prior to the __________ Supplemental Indenture is based upon opinions of other counsel for The Company. The above opinion, insofar as it relates to titles, is based in part upon opinions of local counsel and of counsel associated with us and in part upon examination of titles of the Company to its principal properties by title examiners under our direction, the direction of counsel associated with us, or the direction of local counsel, or examination by local counsel and reviewed by us or counsel associated with us, such title examiners and local counsel being, in our opinion, of good standing and experienced in the examination of titles.
In the case of easements over lands of others, the title of the grantors of the easements were not in all cases examined to the same extent as in the case of fee ownership and in some instances such easements depend upon long user.

      We are members of the bar of The Commonwealth of Massachusetts and we do not express any opinion as to matters governed by any laws other than those of The Commonwealth of Massachusetts, the State of Rhode Island, and the Federal Law of the United States of America. We are not, however, members of the bar of the State of Rhode Island.

                                   Yours very truly,


                                   DRAFT
                                   Robert King Wulff*
                                   Corporation Counsel

                                   DRAFT
                                   Kirk L. Ramsauer*
                                   Assistant General Counsel





_________________________

     * To be signed by Robert King Wulff and/or Kirk L. Ramsauer.

                                             Exhibit 3 to Terms of Purchase


                          PROPOSED FORM OF OPINION

                                     of

                       MILBANK, TWEED, HADLEY & MCCLOY
                           1 CHASE MANHATTAN PLAZA
                          NEW YORK, NEW YORK 10005

                                              _______________________, 19__


and the other several Purchasers
named in the Purchase Agreement
referred to below,

      Re:   THE NARRAGANSETT ELECTRIC COMPANY
            First Mortgage Bonds Series __, ___%, due ____

Dear Sirs:

      We have acted as your counsel in connection with your purchase from The Narragansett Electric Company, a Rhode Island corporation (the Company), pursuant to a Purchase Agreement dated ____________, 19__ (the Purchase Agreement) made with the Company, of $______________ aggregate principal amount of First Mortgage Bonds Series __, ___%, due ____ (New Bonds) of the Company, issued under and pursuant to the First Mortgage Indenture and Deed of Trust dated as of September 1, 1944, as supplemented and modified by ________________ supplemental indentures (collectively, the Mortgage), between the Company and Rhode Island Hospital Trust National Bank, successor to Rhode Island Hospital Trust Company, as Trustee (the Trustee). As such counsel we have reviewed originals, or copies certified to our satisfaction, of all such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary to require as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies and the authenticity of the originals of such later documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned.

      In addition, we attended the closing held today at the principal office of Rhode Island Hospital Trust National Bank, One Hospital Trust Plaza, Providence, Rhode Island, in the course of which the Company caused to be delivered to you $_____________ aggregate principal amount of Series __, New Bonds against payment therefor.

      Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

      1. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

      2. The registration statement with respect to the Series __, New Bonds filed with the Securities and Exchange Commission (the Commission) pursuant to the Securities Act of 1933, as amended (the Act), as amended by all amendments thereto (the Registration Statement), has become effective and, to the best of our knowledge, remains in effect on the date hereof, and the prospectus with respect to the Series __, New Bonds dated ____________, 19__, as supplemented by the prospectus supplement dated ______________, 19__, including all documents incorporated by reference therein pursuant to the requirements of Form S-3 under the Act (the Prospectus), is lawful for use for the purposes specified in the Act in connection with the offer for sale and the sale of the Series __, New Bonds in the manner specified therein, subject to compliance with the provisions of securities or "blue sky" laws of certain jurisdictions in connection with the offer and sale of the Series __, New Bonds in such jurisdictions.

      The Registration Statement and the Prospectus (except the financial statements and other financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and with the applicable published rules and regulations of the Commission under the Act.

      As to the financial statements included in the Prospectus, we have made no examination of the Company's books of account and we therefore express no opinion. As to the statements under "Description of Series __, New Bonds, (except the financial data included thereunder as to which we express no opinion), subject to the concluding three paragraphs of this opinion, we are of the opinion that the statements are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading. As to other matters, we have not undertaken to determine independently the accuracy or completeness of the statements contained in the Registration Statement or in the Prospectus. We have, however, participated in conferences with representatives of the Company and of New England Power Service Company in connection with the preparation of the Registration Statement and the Prospectus and we have reviewed all documents incorporated by reference in the Prospectus pursuant to the requirements of Form S-3 under the Act and such of the corporate records of the Company as we deemed advisable. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement or the Prospectus (except the financial statements and other financial data included therein, as to which we express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      3. The Company is exempt under Rule 52 of the Public Utility Holding Company Act of l935 from the requirement for an order of the Commission under said Act with respect to the issue and sale of the Series __, New Bonds.

      4. The Division of Public Utilities and Carriers of the State of Rhode Island has issued an appropriate order with respect to the issue and sale of the Series __, New Bonds. Said order, to the best of our knowledge, remains in effect on the date hereof.

      5. No other order, approval or consent of any public regulatory body is legally required under Federal law for the issue and sale of the Series __, New Bonds pursuant to the Purchase Agreement or the carrying out of the provisions of the Purchase Agreement.

      6. The Mortgage has been duly authorized, executed and delivered by the Company, and having, in the opinion of Robert King Wulff, Esq., Corporation Counsel for the Company, and Kirk L. Ramsauer, Esq., Assistant General Counsel for the Company, referred to below, upon which we rely, been duly filed and recorded, constitutes a valid mortgage legally effective to create a lien (as to the ranking of which reference is made to said opinion) as security for the Series __, New Bonds upon the interest of the Company in the property now owned by the Company which is described in the Mortgage as subject to the lien thereof; and the Mortgage is a valid, binding and enforceable instrument, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights generally. The enforceability of the Mortgage is further subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

      The Mortgage has been duly qualified under the Trust Indenture Act of 1939, as amended.

      7. The Series __, New Bonds purchased by you conform as to legal matters in all substantial respects to the description thereof contained in the Registration Statement and the Prospectus and have been duly authorized and (assuming due execution thereof by the Company and certification by the Trustee) issued under the Mortgage and are valid and binding obligations of the Company.

      The foregoing opinions are subject to the following:

      We have made no examination of the Company's title to the properties purported to be owned by it or of the ranking of the lien created by the Mortgage or of the franchises under which the Company operates. We express no opinion on such matters (including the adequacy of the real property descriptions in the Mortgage), and, to the extent that the opinions herein expressed involve such matters, we have relied, so far as concerns the Company's titles to its properties and the ranking of the lien of the Mortgage, upon the opinion of Robert King Wulff, Esq. and Kirk L. Ramsauer, Esq., addressed to you on this date, and, so far as concerns the Company's franchises, upon the opinion of Edwards & Angell, likewise addressed to you on this date. Furthermore, with respect to the filing and recording of the Mortgage in the State of Rhode Island, we have relied upon said opinion of Robert King Wulff, Esq. and Kirk L. Ramsauer, Esq.

      In rendering the opinions hereinabove expressed, we have relied upon said opinion of Robert King Wulff, Esq. and Kirk L. Ramsauer, Esq. as to all matters governed by the law of the State of Rhode Island and upon said opinion of Edwards & Angell as to matters concerning the Company's franchises, and as to such matters, the opinions hereinabove expressed are subject to all qualifications, limitations, assumptions and reliances, and other considerations, therein set forth.

      We are members of the bar of the State of New York and we do not express any opinion as to matters governed by any laws other than the law of the State of New York, the Federal law of the United States of America, and to the extent hereinabove stated in reliance upon said opinions of Robert King Wulff, Esq. and Kirk L. Ramsauer, Esq. and of Edwards & Angell, the law of the State of Rhode Island.

                                   Very truly yours,



                                   MILBANK, TWEED, HADLEY & MCCLOY

                      THE NARRAGANSETT ELECTRIC COMPANY

                FIRST MORTGAGE BONDS, SERIES **, * %, DUE **

                          _________________________

                     PROSPECTIVE BIDDER'S QUESTIONNAIRE

      Group bidders should return three executed copies to their Representative. Two executed copies on behalf of each prospective bidder should be delivered by group Representatives and by single bidders to the Company at the Corporate Finance Department of New England Power Service Company, 25 Research Drive, Westborough, Massachusetts 01582, before 12 Noon, Boston time on ___________, 19__, unless a later date is fixed by the Company.

                          _________________________


THE NARRAGANSETT ELECTRIC COMPANY

Ladies and Gentlemen:

      In connection with the proposed offering of not exceeding $_______ principal amount of First Mortgage Bonds, Series **, *% due ** (New Bonds) of The Narragansett Electric Company (the Company), and for use in the registration statement on Form S-3 (the Registration Statement) and in the Trustee's statement of eligibility and qualification on Form T-1, the undersigned, as a prospective bidder, furnishes the following information:

      Our name and address, as they should appear in the prospectus or the Registration Statement, are as follows:



      The name and address of our authorized Representative(s), if any, in connection with our proposed bid for, and purchase of, the New Bonds, as provided in the terms and conditions for bids (the Terms and Conditions) and in the Purchase Agreement therein referred to, are as follows:



or, if no bid is made by the Representative(s), such other person who represents to the satisfaction of the Company that it has been authorized by us or by the named Representative(s) or any one of them to act in our behalf.

      The Representative(s), or substituted representative(s), will have full power and authority on behalf of the undersigned in all matters relating to any bid for, and any purchase of, the New Bonds, including, without limiting the generality of the foregoing, full power and authority (a) to make any bid or, in the event specified in Section 6 of the Terms and Conditions, to improve such bid, which bid or improved bid, together with all schedules thereto, if accepted by the Company, shall become the Purchase Agreement for the purchase and sale of the New Bonds, (b) to furnish to the Company in writing the information with respect to the public offering, if any, of the New Bonds, which is required to complete any post-effective amendment to the Registration Statement or to the related prospectus or any supplement thereto, or which is required under the Public Utility Holding Company Act of 1935, or which is otherwise required by law in respect to the purchase or sale of the New Bonds, and (c) to consent to the filing of any such post-effective

______________________________

      * The percentage is in the interest rate specified in the accepted bid.

      ** Series and maturity date to be specified as provided in Section 1 of the Terms and Conditions.

amendment, prospectus, or prospectus supplement. If there are two or more representatives, any one or more may act on behalf of all the representatives.

      Except as stated below:

      (1) We propose to make a public offering of the New Bonds purchased by us.

      (2) Neither we nor any of our directors, officers, or partners have a material relationship with the Company or with New England Electric System. (The term "material" is defined in Rule 405 under the Securities Act of 1933.)

      (3) We are not an affiliate (as that term is defined in Rule O-2 under the Trust Indenture Act of 1939) of the Rhode Island Hospital Trust National Bank, or of its parent, RIHT Financial Corporation, or of RIHT Financial Corporation's parent, Bank of Boston Corporation, and none of said institutions nor any of their directors or executive officers is a director, officer, partner, employee, appointee, or representative of ours.

      (4) We and our directors, partners, or executive officers, taken as a group on ____________ did not own beneficially more than 10,200 shares (1%) of the outstanding capital stock of Rhode Island Hospital Trust National Bank, nor more than 752,000 shares (1%) of the outstanding capital stock of Bank of Boston Corporation. (The meaning of the term "beneficial ownership" is explained in SEC Release No. 227 under the Trust Indenture Act of 1939).

      (5) We (if a corporation) do not have outstanding, nor have we assumed or guaranteed, any securities issued other than in our present corporate name, and neither the Rhode Island Hospital Trust National Bank nor RIHT Financial Corporation nor Bank of Boston Corporation is a holder of record of any securities issued in our corporate name.

      (6) If any corporation holds of record or is known to us to be the beneficial owner of 10% of more of a class of securities issued by us, either:

            (a) we state, as to each such corporate securities-holders, that neither Rhode Island Hospital Trust National Bank nor RIHT Financial Corporation nor Bank of Boston Corporation, is a holder of 10% or more of any class of securities issued by such corporate securities-holder, or

            (b) we attach a list of the names and addresses of all such corporate securities-holders.

      (7) We are not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility company", each as defined in the Public Utility Holding Company Act of 1935. (If such is not the case, there must be filed with this questionnaire evidence satisfactory to the Company that the sale of the New Bonds to you will be lawful under the Public Utility Holding Company Act of 1935.)

      (8) We know of no arrangements, other than those, if any, described in the Registration Statement, including exhibits thereto, or the related prospectus, (i) to limit or restrict the sale of the New Bonds or the Company's presently outstanding bonds for the period of distribution, (ii) to stabilize the market for any such bonds or New Bonds, (iii) for withholding commissions, or otherwise to hold any underwriter or dealer responsible for the distribution of his participation, or (iv) for any discounts or commissions to be allowed or paid to dealers.

      (9) We represent and warrant that our commitment to buy the New Bonds will not result in a violation of the financial responsibility requirements of Rule 15c3-1 under the Securities Exchange Act of 1934 or of the applicable rules relating to capital requirements of any securities exchange to which we are subject.

      (10) We have not prepared or had prepared for us any report or memorandum for external use in connection with the proposed offering.

      The exceptions to the above statements are: (Insert "None" or give details on an attached sheet.)

      We agree to notify you promptly of any material change in the foregoing information which may occur prior to the date of any prospectus supplement, prepared to reflect the results of the bidding for an offering of the New Bonds in which we participate, filed pursuant to rules and regulations under the Securities Act of 1933, as amended, and of any other development before such date which makes untrue or incomplete any of the above statements as of such date.

      We further agree to make a record of any distribution of any preliminary prospectus or other preliminary information and to bring all subsequent changes and amendments, if required by the Securities and Exchange Commission, to the attention of each person to whom such prospectus or information shall have been given.

                                   Yours very truly,


                                   _____________________________________
                                   (Official Signature)


                                   By __________________________________
                                   (Officer or Partner)

DATED: ____________________________